UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Camden National Corporation

(Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2012 Equity and Incentive Plan

On May 1, 2012, at the 2012 Annual Meeting of Shareholders of Camden National Corporation (the “Company”), shareholders of the Company approved the 2012 Equity and Incentive Plan (the “Plan”). The Plan is intended to replace the 2003 Stock Option and Incentive Plan, which will be terminated and no further awards will be granted thereunder. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee, in its discretion, may grant stock-based awards, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock, unrestricted stock, cash-based awards, performance shares and dividend equivalent rights, to officers, employees and other key persons under the Plan. Independent directors are also eligible to receive awards under the Plan on a limited basis. A full description of the Plan can be found in the Company’s definitive proxy statement filed on March 27, 2012, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2012 Equity and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2012

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Financial Officer and Principal Financial &Accounting Officer